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                                    EXHIBIT 99.1


                        CHILDREN'S BROADCASTING CORPORATION
                            ANNOUNCES CLOSING OF SALE OF
                               DETROIT RADIO STATION


MINNEAPOLIS, MN, SEPTEMBER 8 - Children's Broadcasting Corporation (CBC, Nasdaq National Market: AAHS) announced today that it had closed upon the sale of the assets of its Detroit radio station, WCAR (AM), to 1090 Investments, L.L.C. for $2 million. The sale of ten radio stations to Catholic Radio Network, LLC for $57 million is expected to occur in September, and the sale of CBC's final 2 radio stations for $4.7 million to Salem Communications Corporation is expected to occur in October.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the private Securities Litigation Reform Act of 1995. In particular, statements contained herein regarding the Company's future outlook and opportunities are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Children's Broadcasting Corporation, and which may cause actual results to differ from those projected.

Children's Broadcasting Corporation, the creator of "Aahs World Radio is the owner of 44.1% of the outstanding shares of Harmony Holdings, Inc. (Nasdaq:
HAHO), one of the largest television commercial production companies in the U.S.


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